 EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2006 relating to the consolidated financial statements, which appears in the 2005 Annual Report to Shareholders of Cellegy Pharmaceuticals, Inc., which is incorporated by reference in Cellegy Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 14, 2006